Exhibit 99.1

eXp World Holdings Reports Record Fourth Quarter and Full-Year 2020 Financial Results

2020 Revenue Increased 84% to Record $1.8 Billion; Drives Most Profitable Year in Company History With Net Income of More Than $31 Million

BELLINGHAM, Wash. — March 11, 2021 — eXp World Holdings, Inc. (Nasdaq: EXPI), (or the “Company”), the holding company for eXp Realty, Virbela and SUCCESS Enterprises, today announced financial results for the fourth quarter and full year ended Dec. 31, 2020.

Fourth Quarter and Full-Year 2020 Financial Highlights:

($, in millions)	Q4 2020	Q4 2019	Change (%)	FY2020	FY2019	Change (%)
Revenue	$609.3	$274.0	122%	$1,798.3	$979.9	84%
Gross Profit	$50.4	$24.4	106%	$159.6	$84.1	90%
Net Income	$7.7	$0.8	885%	$31.0	($9.6)	NM
Adjusted EBITDA[1]	$16.6	$6.1	175%	$57.8	$12.6	357%
Operating Cash Flow	$30.5	$15.4	98%	$119.7	$55.2	117%

(1) Adjusted EBITDA is a non-GAAP term, further explained below in the section titled, “Use of Non-GAAP Financial Measures”.

Management Commentary

“eXp experienced tremendous growth in 2020 as our agents and staff demonstrated resilience and overcame the challenges presented throughout the year,” said Glenn Sanford, Founder, Chairman and CEO of eXp World Holdings. “Our cloud-based brokerage and virtual working environment enabled continuous operations and supported the rapid growth of adding more than 15,000 agents during the year. Our value proposition resonated with agents around the world, as we seamlessly opened in five new countries and gained domestic market share in our residential and commercial businesses.”

“Our agent-centric strategy remains paramount, as demonstrated by several key acquisitions we made during the year. The addition of Showcase IDX and SUCCESS Enterprises to the eXp platform enables our agents to increase engagement with homebuyers and have access to an ecosystem of personal development resources. As we move through 2021, we will continue to innovate our business model to drive the growth trajectory, while delivering sustainable value for our agents, brokers, staff and our end consumers,” concluded Sanford.

Fourth Quarter and Full-Year 2020 Operational Highlights:

●	Agents and brokers on the eXp Realty platform increased 63% in 2020 to 41,313, compared to 25,423 at the end of 2019, and increased 15% in the fourth quarter of 2020, compared to 35,877 at the end of the third quarter of 2020. eXp Realty currently has more than 48,000 agents and brokers on the platform at the time of this release.
●	Residential transaction sides closed increased 113% to 82,055 in the fourth quarter of 2020, compared to 38,611 in the same year-ago quarter. Residential transaction sides closed in 2020 increased 77% to 238,981, compared to 135,322 in 2019.
●	Residential transaction volume closed increased 123% to $24.6 billion in the fourth quarter of 2020, compared to $11.0 billion in the same year-ago quarter. Residential transaction volume closed in 2020 increased 89% to $72.2 billion, compared to $38.2 billion in 2019.
●	As of Dec. 31, 2020, cash and cash equivalents totaled $100.1 million, which compares to cash and cash equivalents of $40.1 million as of Dec. 31, 2019.
●	eXp Realty expanded into five new international locations throughout 2020, including France, Portugal, Mexico, India, and South Africa. Subsequent to the end of 2020, the Company successfully launched in Puerto Rico and Brazil, and announced plans to establish operations in Italy and Hong Kong by the end of the first quarter 2021.
●	Launched eXp Commercial with expansion into 29 U.S. states in 2020, with plans to be open in all 50 states by the end of 2021.
●	Acquired Showcase IDX, the leading real estate search technology company to help agents market and grow their businesses, and SUCCESS Enterprises, a leading personal development media brand.
●	eXp Realty ended the year with a 74 global Net Promoter Score, a measure of agent satisfaction, through the Company’s intense focus on the agent experience. This represents a significant improvement compared to a Net Promoter Score of 64 at the end of 2019.
●	Named a best place to work for a fourth consecutive year in Glassdoor’s 2021 Employees’ Choice Awards among U.S. large businesses.

“Our continued momentum in agent growth and transaction volume translated to the most profitable year in our company’s history,” said Jeff Whiteside, CFO and Chief Collaboration Officer of eXp World Holdings. “We expect the expansion of our core residential brokerage in the U.S. and launch of operations in key international markets to continue throughout 2021, while also increasing adoption of our affiliated services businesses. By leveraging value-add and revenue-generating technologies that differentiate our tech-enabled platform, such as Virbela, the catalysts are in place to accelerate growth and increase our market share.”

Fourth Quarter and Full Year 2020 Financial Results – Virtual Fireside Chat

The Company will hold a virtual fireside chat and investor Q&A session with eXp World Holdings Founder and CEO Glenn Sanford and CFO Jeff Whiteside on Thursday, March 11, 2021 to discuss fourth quarter and full-year 2020 financial results and recent milestone achievements. Tom White, Managing Director and Senior Research Analyst at D.A. Davidson, will moderate the discussion.

The investor Q&A is open to investors, current shareholders and anyone interested in learning more about eXp World Holdings and its platform.

Date: Thursday, March 11, 2021

Time: 2 p.m. PT/ 5 p.m. ET

Location: EXPI Campus. Join at https://expworldholdings.com/contact/download/

Livestream: expworldholdings.com/events

About eXp World Holdings, Inc.

eXp World Holdings, Inc. (Nasdaq: EXPI) is the holding company for eXp Realty, Virbela and SUCCESS Enterprises.

eXp World Holdings and its global brokerage, eXp Realty, is one of the fastest-growing real estate tech companies in the world with more than 48,000 agents in the United States, Canada, the United Kingdom, Australia, South Africa, India, Mexico, Portugal, France, Puerto Rico and Brazil and continues to scale internationally. As a publicly traded company, eXp World Holdings provides real estate professionals the unique opportunity to earn equity awards for production goals and contributions to overall company growth. eXp World Holdings and its businesses offer a full suite of brokerage and real estate tech solutions, including its innovative residential and commercial brokerage model, professional services, collaborative tools and personal development. The cloud-based brokerage is powered by an immersive 3D platform that is deeply social and collaborative, enabling agents to be more connected and productive.

For more information, visit https://expworldholdings.com.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA, which is a non-U.S. GAAP financial measure and may be different than similarly titled measures used by other companies. It is presented to enhance investors’ overall understanding of the company’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.

The company’s Adjusted EBITDA provides useful information about financial performance, enhances the overall understanding of past performance and future prospects, and allows for greater transparency with respect to a key metric used by management for financial and operational decision-making. Adjusted EBITDA helps identify underlying trends in the business that otherwise could be masked by the effect of the expenses that are excluded in Adjusted EBITDA. In particular, the company believes the exclusion of stock and stock option expenses, provides a useful supplemental measure in evaluating the performance of operations and provides better transparency into results of operations.

The company defines the non-U.S. GAAP financial measure of Adjusted EBITDA to mean net income (loss), excluding other income (expense), income tax benefit (expense), depreciation, amortization, and impairment charges; stock-based compensation expense, and stock option expense. Adjusted EBITDA may assist investors in seeing financial performance through the eyes of management, and may provide an additional tool for investors to use in comparing core financial performance over multiple periods with other companies in the industry.

Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of Adjusted EBITDA compared to Net Income (Loss), the closest comparable U.S. GAAP measure. Some of these limitations are that:

●	Adjusted EBITDA excludes stock-based compensation expense and stock option expense, which have been, and will continue to be for the foreseeable future, significant recurring expenses in the business and an important part of the compensation strategy; and
●	Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation of fixed assets, amortization of acquired intangible assets, and impairment charges related to these long-lived assets, and, although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future.

US-GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA RECONCILIATION
(In thousands)

		Three Months Ended December 31,		Year Ended December 31,
		2020	2019	2020	2019
Net income (loss)		$ 7,696	$ 781	$ 30,990	($ 9,557)
Other expense (income), net		21	84	184	281
Income tax expense		118	254	413	497
Depreciation, amortization, and impairment expenses	(1)	1,429	768	4,214	2,384
Stock compensation expense (2)		4,763	3,199	15,239	13,959
Stock option expense		2,622	979	6,801	5,085
Adjusted EBITDA		$ 16,649	$ 6,065	$ 57,841	$ 12,649

(1)     Stock payable amortization is included in other expense (income). Impairment expense relates to 2020 write off of an intangible asset related to a discontinued internally developed software project. There were no impairment charges recognized during 2019.

(2)    This includes agent growth incentive stock compensation expense and stock compensation expense related to non-controlling interest.

Safe Harbor Statement

The statements contained herein may include statements of future expectations and other forward-looking statements that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. Such forward-looking statements speak only as of the date hereof, and the company undertakes no obligation to revise or update them. These statements include, but are not limited to, statements about the economic and social effects of the COVID-19 pandemic; continued growth of our agent and broker base; expansion of our residential real estate brokerage business into foreign markets; demand for remote working and distance learning solutions and virtual events; development of our new commercial brokerage and our ability to attract commercial real estate brokers; and revenue growth and financial performance. Such statements are not guarantees of future performance. Important factors that may cause actual results to differ materially and adversely from those expressed in forward-looking statements include changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the company’s Securities and Exchange Commission filings, including but not limited to the most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

Media Relations Contact:

eXp World Holdings, Inc.

mediarelations@expworldholdings.com

Investor Relations Contact:

MZ Group – MZ North America

investors@expworldholdings.com

EXP WORLD HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	December 31, 2020	December 31, 2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 100,143	$ 40,087
Restricted cash	27,781	6,987
Accounts receivable, net of allowance for credit losses of $1,879 and allowance for bad debt of $137, respectively	76,951	28,196
Prepaids and other assets	7,350	3,549
TOTAL CURRENT ASSETS	212,225	78,819
Property, plant, and equipment, net	7,848	5,428
Operating lease right-of-use assets	819	1,264
Other noncurrent assets	-	16
Intangible assets, net	8,350	2,677
Goodwill	12,945	8,248
TOTAL ASSETS	$ 242,187	$ 96,452
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$ 3,957	$ 2,593
Customer deposits	27,781	6,987
Accrued expenses	62,750	31,034
Current portion of long-term payable	1,416	916
Current portion of lease obligation - operating lease	746	435
TOTAL CURRENT LIABILITIES	96,650	41,965
Long-term payable, net of current portion	2,876	1,530
Long-term lease obligation - operating lease, net of current portion	74	829
TOTAL LIABILITIES	99,600	44,324
EQUITY
Common Stock, $0.00001 par value 220,000,000 shares authorized; 146,677,786 issued and 144,143,292 outstanding in 2020; 132,398,616 issued and 131,473,252 outstanding in 2019 (1)	1	1
Additional paid-in capital	218,492	130,682
Treasury stock, at cost: 2,534,494 and 925,364 shares held, respectively	(37,994)	(8,623)
Accumulated deficit	(39,162)	(70,293)
Accumulated other comprehensive income	247	200
Total eXp World Holdings, Inc. stockholders' equity	141,584	51,967
Equity attributable to noncontrolling interest	1,003	161
TOTAL EQUITY	142,587	52,128
TOTAL LIABILITIES AND EQUITY	$ 242,187	$ 96,452

EXP WORLD HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share amounts and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues	$ 609,322	$ 274,019	$ 1,798,285	$ 979,937
Operating expenses
Commissions and other agent-related costs	558,935	249,612	1,638,674	895,882
General and administrative expenses	40,656	22,532	122,801	89,035
Sales and marketing expenses	1,897	756	5,223	3,799
Total operating expenses	601,488	272,900	1,766,698	988,716
Operating income (loss)	7,834	1,119	31,587	(8,779)
Other expense
Other expense (income), net	3	50	133	247
Equity in losses of unconsolidated affiliates	17	34	51	34
Total other expense (income), net	20	84	184	281
Income (loss) before income tax expense	7,814	1,035	31,403	(9,060)
Income tax expense	118	254	413	497
Net income (loss)	7,696	781	30,990	(9,557)
Net loss attributable to noncontrolling interest	26	29	141	29
Net income (loss) attributable to eXp World Holdings, Inc.	$ 7,722	$ 810	$ 31,131	($ 9,528)

Earnings (loss) per share
Basic	$ 0.05	$ 0.01	$ 0.22	($ 0.08)
Diluted	$ 0.05	$ 0.01	$ 0.21	($ 0.08)
Weighted average shares outstanding
Basic	143,026,018	131,907,796	138,572,358	126,256,407
Diluted	156,543,876	131,907,796	151,550,075	126,256,407